UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2017
IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Monument Circle, Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)
317-261-8261
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On August 22, 2017, the Registrant completed its previously announced sale of $405 million aggregate principal amount of 3.70% Senior Secured Notes due 2024 (the “Notes”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an Indenture dated August 22, 2017, by and between the Registrant and U.S. Bank, National Association, as trustee (the “Indenture”).

The Notes are secured by the Registrant’s pledge of all of the outstanding common stock of Indianapolis Power & Light Company.  The lien on the pledged shares will be shared equally and ratably with the Registrant’s existing senior secured notes.  The Registrant has entered into a Pledge Agreement Supplement with The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, dated August 22, 2017 (the “Pledge Agreement Supplement”), to the Pledge Agreement between the Registrant and The Bank of New York Mellon Trust Company, N.A. as successor Collateral Agent dated November 14, 2001, as supplemented by a Pledge Agreement Supplement dated April 15, 2008, a Pledge Agreement Supplement dated May 18, 2011 and a Pledge Agreement Supplement dated June 25, 2015, each by the Registrant in favor of the Collateral Agent.

Payments of interest on the Notes are payable on March 1 and September 1 of each year, commencing March 1, 2018. Principal on the Notes is payable on the maturity date, which is September 1, 2024. The Registrant has also agreed to register the Notes under the Securities Act by filing an exchange offer registration statement or, under specified circumstances, a shelf registration with the Securities and Exchange Commission pursuant to a Registration Rights Agreement, dated as of August 22, 2017 (the “Registration Rights Agreement”), among the Registrant and Morgan Stanley & Co. LLC and PNC Capital Markets LLC, as representatives of the initial purchasers of the Notes. Failure to timely comply with certain provisions of the Registration Rights Agreement will result in increased interest on the Notes.

The Registrant intends to use the net proceeds from the sale of the Notes to finance its repurchase or redemption of its outstanding 5.00% Senior Secured Notes due 2018, of which $400 million is currently outstanding, and the payment of related fees and expenses.

The foregoing descriptions of the Notes, the Indenture, the Pledge Agreement Supplement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture, the Pledge Agreement Supplement and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in response to Item 1.01 with respect to the Notes, the Indenture, the Pledge Agreement Supplement and the Registration Rights Agreement is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit 4.1	Indenture between IPALCO Enterprises, Inc. and U.S. Bank, National Association, as Trustee, dated August 22, 2017 for the 3.70% Senior Secured Notes due 2024

Exhibit 4.2
Pledge Agreement Supplement between IPALCO Enterprises, Inc. and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, dated August 22, 2017 to the Pledge Agreement between IPALCO Enterprises, Inc. and The Bank of New York Mellon Trust Company dated November 14, 2001, as amended

Exhibit 4.3	Registration Rights Agreement, dated August 22, 2017, among IPALCO Enterprises, Inc. and Morgan Stanley & Co. LLC and PNC Capital Markets LLC, as representatives of the initial purchasers of the Notes

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.

Date: August 22, 2017	By:	/s/ Craig L. Jackson
	Name:	Craig L. Jackson
	Title:	Chief Financial Officer

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